Exhibit 1.01

Conflict Minerals Report of Ultratech, Inc. for Calendar Year 2014
in Accordance with Rule 13p-1 Under Securities Exchange Act of 1934

Introduction
Ultratech, Inc. (the “Company”), prepared this Conflict Minerals Report (“Report”) in accordance with Rule 13p-1 (“Rule 13p-1” or the “Rule”), under the Securities Exchange Act of 1934 (“the 1934 Act”), for determining the source of conflict minerals in the Company’s supply chain for products manufactured in calendar year 2014.
The Rule requires disclosure of certain information when a registrant manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which are collectively referred to in this Report as “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo (the “DRC”), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As further described in this Report, certain of the Company’s operations manufacture, or contract to manufacture, products for which certain Conflict Minerals are necessary to the functionality or production of those products.
The Company and its Products
Ultratech, Inc. (referred to herein as “Ultratech,” the “Company,” “we,” “our” or “us”) develops, manufactures and markets photolithography, laser thermal processing, and inspection equipment designed to reduce the cost of ownership for manufacturers of semiconductor devices, including advanced packaging processes and various nanotechnology components such as thin film head magnetic recording devices (“thin film heads” or “TFHs”), laser diodes, high-brightness light emitting diodes , as well as atomic layer deposition systems for customers located throughout North America, Europe, Singapore, Japan, Taiwan, Korea and the rest of Asia. Ultratech was incorporated in the state of Delaware in 1992.
Covered Products
During calendar 2014, the Company identified four products that contain conflict minerals that are necessary to their functionality or production (the “Covered Products”), that the Company manufactures or contracts to manufacture. Covered Products are as follows:

i.	Photolithography equipment,

ii.	Laser thermal processing equipment,

iii.	Atomic layer deposition systems,

iv.	Inspection equipment.
Program development - Reasonable Country of Origin Inquiry (“RCOI”) Process
The Company conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the conflict minerals used in, or in connection with, the production of the Covered Products. The RCOI was designed to reasonably determine whether any conflict minerals originated in the Covered Countries and whether any conflict minerals may have come from recycled or scrap sources. In accordance with the Rule, we followed internationally and nationally recognized guidance for reasonable practices to identify sources of conflict minerals, i.e., guidance provided by the Organisation for Economic Co-operation and Development (“OECD”) and the Electronics Industry Citizenship Coalition (“EICC”). Ultratech is an EICC member company.
The Company organized a conflict minerals management team (the “Team”). The Team engaged experts from engineering and manufacturing for technical input regarding the conflict minerals content of our products. The Team is comprised of experts from purchasing, internal audit, legal, finance disciplines and as mentioned above, relies on technical support from engineering, manufacturing, IT and risk management.
The Company’s approach to this effort included an initial planning phase that incorporated a review of the requirements under Rule 13p-1 with outside legal counsel. The Team concluded that the development of an effective conflict minerals framework for supply chain due diligence was required to proceed to the data collection phase. The resulting framework adopted by the Company is based upon the conflict minerals template, procedures and tools provided by the EICC. The template also has been tailored to

Exhibit 1.01

the Company’s particular supplier circumstances. Utilizing the customized template, the Company began working to identify the source of conflict minerals in our supply chain with the greatest possible specificity.
The Company then identified the relevant Tier 1 suppliers to be queried. A Tier 1 supplier is defined as a provider that delivers materials or services directly to the Company for incorporation into its final products. These are the immediate upstream companies in the supply chain. Ultratech has 216 such suppliers.
The Company continues to perform reasonable due diligence follow up with suppliers on questionnaire responses to obtain missing information and updated RCOI results.
Ultratech Conflict Minerals Program
The Company’s program for calendar year 2014 has been a continuation and refinement of the Team’s calendar year 2013 supply chain efforts. In particular, 2014 efforts reflect changes to our 2013 supplier scoping process, which slightly reduced the number of Tier1 suppliers to be queried. The Company adopted an approach that focuses on a core group of Tier1 supply chain members which account for more than 80% of the Company’s purchased material going into the Company’s finished products delivered to customers.
For calendar year 2014, the Company supplier certification survey was updated for conflict minerals necessary to the functionality or production of the four products mentioned above. The Company survey was then sent out to 47 suppliers determined to be most relevant based on the team’s review of calendar year 2013 responses (including the 19 suppliers identified in 2013 as containing conflict minerals in their products sold to Ultratech). The Team received responses back from approximately 79% or 37 members of the Company supply chain who were sent the survey request for 2014. The Company is continuing to follow up with the remaining 21 % or 10 suppliers, to obtain survey responses.
RCOI Survey Summary Update

Supplier questionnaire response:	2013	2014
• Number of Surveys sent out:	163	47
• Number of Responses received:	146	37
• Responses Open:	17	10
For 2014, the Company continues to engage with its Tier1 suppliers to obtain responses for questionnaires that remain open. Of the 37 Tier1 suppliers’ who responded to Question No. 1, 21 answered “yes” that parts and materials supplied contain conflict minerals. Of the suppliers who responded to Question No. 2, 16 suppliers answered there was “no reason to believe” that parts supplied include conflict minerals from covered countries, 5 suppliers answered “still in the RCOI process”. Of the suppliers who responded to Question No. 3, 18 suppliers responded that no parts are derived from scrap or recycled sources and 3 suppliers responded “undeterminable” or “still in the RCOI process”. Of the suppliers who responded to Question No. 4, of the 21 suppliers who answered yes to Question No. 1, 5 suppliers answered “known/partially-known” as to the mine or facility that was used to mine or process conflict minerals or that the mine or facility has been identified as “conflict free” by an independent third party. 16 suppliers answered, “unknown”.

Supplier questionnaire results:	2013	2014
• Number of suppliers reporting conflict minerals in products:	19	21
• Number of suppliers reporting from DRC or covered countries:	—	—
• Number of suppliers reporting from scrap or recycled sources:	—	—
• Number of suppliers reporting Smelter or Refiner (SOR,) unknown:	—	16
• Number of suppliers reporting SOR names & CFS*:	—	5

*(CFS refers to a SOR identified as certified conflict free smelter by Independent Third Party audit)
The smelter or refiners identified by the 5 suppliers reporting SOR names in our supply chain are listed in at the end of the report (ANNEX I).

Exhibit 1.01

Due Diligence Process was Performed with 21 Suppliers who Responded Affirmatively to Question #1.
On the basis of the findings in the RCOI survey process, the Team conducted a broader investigation regarding the source and chain of custody of the conflict minerals used in the Covered Products. The Company’s due diligence measures have been designed to conform to the framework in the OECD Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”). The OECD Guidance specifies the following five-step framework for risk-based due diligence for responsible supply chains of minerals sourced from conflict-affected and high risk areas.

1.	Establish company management systems;

•	Company policy on conflict minerals is reflected in our corporate governance policies and in the Company’s materials management and purchasing supplier management policies.

•	As noted previously, the Company has established a robust management team from appropriate corporate functional areas and for advisory support on matters of legal guidance.

•	The Company’s contract terms and conditions include the requirement for suppliers to be compliant with the Dodd-Frank Act section 1502 regulations on conflict minerals.

2.	Identify and assess risk in the supply chain;

•
The Company has established a process to do this identification and assessment annually for in scope suppliers. This process is in place and works to provide visibility of risks for the Team to evaluate.

3.	Design and implement a strategy to respond to risks identified.

•	The Company is in the process of developing this strategy.

4.	Carry out independent third-party audit of supply chain due diligence;

•	The Company is still in the process of developing a mechanism for the independent third party audit of supply chain due diligence.

5.	Report on supply chain due diligence.
As of December 31, 2014, the 21 Tier1 suppliers of Ultratech’s Covered Products have responded that the name of the facilities used to produce the conflict minerals, the country of origin for those minerals and the mine identity and country location are known (24%) with respect to smelter name, country and certified, not from covered countries. Ultratech is working with each of the 21 suppliers to obtain the mine, location, and facilities used to process and the country of origin. 16 of the 21 conflict mineral suppliers reported that they are “still in the process of completing” their supply chain search for country of origin data. 5 of the conflict mineral suppliers have responded in their questionnaire, mine/smelter or refiner is “known” and was identified as (CFS) conflict free smelters as of December 31, 2014.
The Company’s due diligence follow up efforts conducted with the 21 Tier 1 conflict mineral suppliers have indicated that suppliers have reported increased visibility of the country of origin of the conflict minerals in calendar year 2014. The Team is continuing to perform supplier follow-up inquiries and research potential inaccuracies in the supplier data and incomplete information to clarify the supplier certification statements on the conflict minerals source. The Team has continued to pursue the suppliers who remain still in the process, pending the completion of their RCOI efforts. From the follow-up questions and evaluation of the supplier responses with both large and small entities, the identity of the country of origin and chain of custody of conflict minerals, remain the primary focus of the supplier RCOI processes.
Conclusion
On the basis of the due diligence process conducted by the Company and described in this Report, Ultratech has concluded that some of the conflict minerals contained in our Covered Products originated or may have originated in the Covered Countries. Based on the finding from our RCOI and our due diligence, the Company has been unable to determine whether the conflict minerals that originated or may have originated in the Covered Countries directly or indirectly benefited or financed armed groups in the Covered Countries. The Covered Products manufactured by the Company identify the Company as a downstream purchaser of conflict minerals. As such, the Company is capable of providing only reasonable assurance that the source and chain of custody of necessary conflict minerals is accurate and reliable. The immediate supply chain contacts are the Company’s Tier 1 direct suppliers. The Company must place reliance for information about the country of origin and chain of custody of conflict minerals upon the results of Tier 1 suppliers search efforts in their supply chains. The Company’s due diligence efforts are predicated on the

Exhibit 1.01

need to rely on our Tier 1 supplier and upstream supply chain members to provide reliable quality and quantity of information available on the country of origin and chain of custody of conflict minerals. As of December 31, 2014, the Company does not have sufficient information from suppliers or other sources regarding smelters or refiners that processed the necessary conflict minerals to determine the facilities used to process or the mine or the location of the origin with the greatest possible specificity.
Continuous Improvement Efforts
During the reporting period for the calendar year ended December 31, 2014, Ultratech has continued to engage in activities that will improve the quality of the information gathered from its due diligence efforts described in this report. Some of these activities include:

•
Investigate dedicated software solutions for conflict minerals program management to automate supplier data collection archiving and provide real time reports. The Company has begun using existing data reporting and archive software applications to store and track conflict minerals supply chain data.

•
Leverage existing software to search and analyze raw material purchases. We have leveraged the Company’s main business system reporting capability for raw materials purchasing analysis on in scope manufactured products.

•
Circulate a supplemental questionnaire/certification request to the 19 suppliers reporting conflict minerals, to expand our inquiry for our RCOI data available on Country of Origin, smelter name and country location by conflict mineral. The Company due diligence process included sending a supplemental questionnaire/certification request to the Tier 1 suppliers of its Covered Products in May 2014. The 19 suppliers, who responded “yes“ to Question No. 1, were asked to supply:

◦	The name of the facilities used to produce the conflict mineral;

◦	The country of origin for those minerals; and

◦	The mine identity and country location.
As of the filing date, the Company is receiving and evaluating supplier responses. The Company has completed and reported the results of 2014 survey questionnaire above, with the result of increased visibility reported by the 5 suppliers mentioned as to SOR’s, known and not from covered countries.

•
Join a Conflict Free Smelter (CFS) program to gain access to certified conflict free smelter listings, to validate the information obtained from the Company’s Supply Chain. This affiliation is now targeted for completion in calendar 2015.

Independent Private Sector Audit (IPSA)
An IPSA is not required to be obtained by the Company.
This is based on the SEC public comment following the U.S. Court Of Appeals decision, that an IPSA of the Company’s Conflict Minerals Report will not be required unless a company voluntarily elects to describe products as “DRC conflict free” in its Conflict Minerals Report.

Exhibit 1.01

ANNEX I

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Royal Canadian Mint	CANADA
Gold	Xstrata Canada Corporation	CANADA
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Caridad	MEXICO
Gold	Heraeus Ltd Hong Kong	HONG KONG
Gold	Ohio Precious Metals LLC.	UNITED STATES
Gold	Mitsui Mining and Smelting Co, LTD.	JAPAN
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Johnson Matthey Limited	CANADA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Gold	Heraeus Ltd Hong Kong	HONG KONG
Gold	LS-Nikko Copper Inc	KOREA, REPUBLIC OF
Gold	Matsuda Sangyo Co. Ltd	JAPAN
Gold	Bauer Walser AG	GERMANY
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	Metalor Technologies SA	SWITZERLAND
Gold	OMG ELECTROCHEMICALS	UNITED STATES
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	GuangZHou Jin Ding	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hisikari Mine	JAPAN
Gold	Codelco	CHILE
Gold	Dowa	JAPAN
Gold	Chugai Mining	JAPAN
Gold	Timah Company	INDONESIA
Gold	Wuxi Middle Treasure Materials	CHINA
Gold	Suzhou Xingrui Noble	CHINA
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Harmony Gold Refinery	SOUTH AFRICA
Gold	Caridad	MEXICO
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Aida Chemical Industries Co. Ltd.	JAPAN

Exhibit 1.01

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SHENZHEN TIANCHENG CHEMICAL CO LTD	CHINA
Gold	So Accurate Refining	UNITED STATES
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	H.C. Starck GmbH	GERMANY
Tantalum	Zhuzhou Cement Carbide	CHINA
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	Plansee	AUSTRIA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	Hi-Temp	UNITED STATES
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	H.C. Starck GmbH	GERMANY
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	F&X	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Tantalum	POSCO	KOREA, REPUBLIC OF
Tantalum	TAKEI CHEMICALS	JAPAN
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Hi-Temp	UNITED STATES
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	PT Koba Tin	INDONESIA
Tin	PT Timah	INDONESIA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Malaysia Smelting Corp	MALAYSIA
Tin	Malaysia Smelting Corp	MALAYSIA
Tin	PT Tambang Timah	INDONESIA
Tin	Jiangxi Nanshan	CHINA
Tin	Westfalenzinn J. Josh KG	GERMANY
Tin	Alpha Metal Taiwan	GERMANY
Tin	Rohm and Haas	GERMANY
Tin	Brinkmann Chemie AG	GERMANY
Tin	Minsur	PERU

Exhibit 1.01

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	KOBA	INDONESIA
Tin	Shen Mao Solder(m)Sdn Bhd	MALAYSIA
Tin	Malaysia Smelting Corp	MALAYSIA
Tin	Thaisarco	THAILAND
Tin	Minsur	PERU
Tin	Minsur	PERU
Tin	Thaisarco	THAILAND
Tin	EM Vinto	BOLIVIA
Tin	Metallo Chimique	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	OMSA	BOLIVIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	Mitsubishi Electric Metecs Co Ltd	JAPAN
Tin	Mentok Smelter	INDONESIA
Tin	Malaysia Smelting Corp	MALAYSIA
Tin	Metallo Chimique	BELGIUM
Tin	Minsur	PERU
Tin	PT Koba Tin	INDONESIA
Tungsten	Japan New Metals Co Ltd	JAPAN
Tungsten	HC Starck GmbH	GERMANY
Tungsten	Global Tungsten & Powders Corp	UNITED STATES
Tungsten	Global Tungsten & Powders Corp	UNITED STATES
Tungsten	Global Tungsten & Powders Corp	UNITED STATES
Tungsten	ATI Tungsten Materials	UNITED STATES
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	ATI Tungsten Materials	UNITED STATES
Tungsten	Global Tungsten & Powders Corp	UNITED STATES
Tungsten	HC Starck GmbH	GERMANY
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	CHINA
Tungsten	Xiamen Tungsten Co Ltd	CHINA
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Hunan Chenzhou Mining Group Co	CHINA
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Japan New Metals Co Ltd	JAPAN
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tungsten	Global Tungsten & Powders Corp	UNITED STATES
Tungsten	Kennametal Inc.	UNITED STATES